                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 28, 2001, with respect to the consolidated financial statements and schedules of The Seibels Bruce Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000 into the Company's previously filed Registration Statements (Form S-2 File Nos. 333-24081, 333-14123 and 333-14125 and File S-8 Nos. 333-65537, 333-14135,
333-15457, 2-70057, 2-83595, 33-34973, 33-43618, 33-43601, and 2-48782).

ARTHUR ANDERSEN LLP

Columbia, South Carolina,
March 28, 2001.

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